                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Amendment No. 1 to the registration statement on Form S-3 of Innkeepers USA Trust of our report dated February 19, 1999, except Note 8 as to which the date is March 1, 1999, relating to the consolidated financial statements, which appears in the 1998 Annual Report to Shareholders of Innkeepers USA Trust, which is incorporated by reference in Innkeepers USA Trust's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the incorporation by reference of our report dated February 19, 1999, relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 19, 1999, relating to the combined financial statements of Innkeepers Hospitality, which also appears in such Annual Report on Form 10-K. We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.


                                            PricewaterhouseCoopers LLP


Dallas, Texas
January 6, 2000